PDL BioPharma™







Cowen and Company 33rd Annual Health Care Conference

March 6, 2013

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The relative mix of royalty-bearing Genentech products manufactured and sold outside the U.S. versus manufactured or sold in the U.S.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire revenue generating assets;
- The outcome of pending litigation or disputes, including PDL's current dispute with Genentech related to ex-U.S. sales of Genentech licensed products; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL BioPharma

Key Information

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	Less than 10
2012 Revenues	$375 million
2012 Expenses	$25 million
2013 Regular Dividends (Paid Date)	$0.15 /share paid on March 12, June 12, September 12, and December 12
2013 Regular Dividends (Record Date)	March 5, June 5, September 5, and December 5
Q4-2012 Cash Position[1]	$149 million
Shares O/S[2]	~ 140 million
Average Daily Volume	~ 2.2 million shares

1. As of December 31, 2012; 2. Not fully diluted

PDL BioPharma



Overview of PDL BioPharma



Antibody Humanization Technology



- Antibodies are naturally produced by humans to fight foreign substances, such as bacteria and viruses
- In the 1980's, scientists began creating antibodies in non-human immune systems, such as those of mice, that could target specific sites on cells to fight various human diseases
- However, mouse derived antibodies are recognized by the human body as foreign substances and may be rejected by the human immune system
- PDL's technology allows for the "humanization" of mouse derived antibodies by moving the important binding regions from the mouse antibody onto a human framework
- PDL's humanization technology is important because the humanized antibodies retain the binding and activity levels from the original mouse antibody
- PDL's technology has been incorporated into antibodies to treat cancer, eye diseases, arthritis, multiple sclerosis and other health conditions with aggregate annual sales of over $20 billion

PDL BioPharma

Mission Statement

- **Queen et al. Patents**
  - Manage patent portfolio
  - Manage license agreements
- **Optimize return for shareholders**
- **Obtain new revenue generating assets**
  - Assets that improve shareholder return
  - Preferably backed by commercial stage products
  - Drug or medical devices with differentiated profile
  - Indifferent as to therapeutic field

PDL BioPharma

Corporate Governance

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Danny Hart
Deputy General Counsel

Board of Directors

Jody Lindell

John McLaughlin

Paul Sandman

Harold E. Selick

Lead Director

Fred Frank
Special Advisor to Board


PDL
BioPharma

Licensed Products and Royalty Revenue



Approved Licensed Products: Overview

Product	Licensee	2012 WW Sales	Approved Indications
Avastin (bevacizumab)	Genentech (US) and Roche (ex-US)	$6.2 billion	Metastatic colorectal cancer Advanced non-small cell lung cancer Renal cancer Metastatic HER2 – breast cancer Glioblastoma Ovarian cancer
Herceptin (trastuzumab)	Genentech (US) and Roche (ex-US)	$6.3 billion	Metastatic HER2+ breast cancer Metastatic HER2+ stomach cancer
Lucentis (ranibizumab injection)	Genentech (US) and Novartis (ex-US)	$3.99 billion	Wet age-related macular degenerative (AMD) Macular edema or swelling following retinal vein occlusion Diabetic macular edema
Xolair (Omalizumab)	Genentech (US) and Novartis (ex-US)	$1.3 billion	Moderate to sever persistent allergic asthma First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
Tysabri (natalizumab)	Biogen Idec and Elan	$1.6 billion	Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
Actemra (tocilizumab)	Roche and Chugai	$0.9 billion	Moderate to severe rheumatoid arthritis (RA), including patients who have had an inadequate response to one or more DMARDS
Perjeta (pertuzumab)	Genentech (US) and Roche (ex-US)	$60 million (approved on June 8, 2012)	Previously untreated HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	Approved on February 22, 2013	Second line metastatic HER2+ breast cancer First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment

Roche sales assumes 1.07403 CHF/USD

How Long Will PDL Receive Royalties from Queen et al. Patents?

- **PDL's revenues consist of royalties generated on sales of licensed products**
  - Sold in a patented jurisdiction before the expiration of the Queen et al. patents in mid-2013 through end of 2014

    <u>or</u>

    Made prior to the expiration of the Queen et al. patents in a patented jurisdiction and sold anytime thereafter

Example of Antibody Bulk Manufacturing Schedule



Cell Culture
3 mos
Purification to Concentrated Bulk/Frozen
1mo
Quality Release Testing
1mo
Bulk Frozen Storage
2-18 months
1 mo
3 mos
5 mos
10 mos
15 mos
20 mos
27 mos

Example of Antibody Formulation, Fill and Finish Schedule



Thaw, Formulation & Vial Filling
½ month
Quality Release
1 month
Packaging & Quality
½ month
Inventory
2-3 months

PDL BioPharma

Queen et al. Patents - Royalty Rates

- **Tysabri and Actemra**
  - Flat, low single-digit royalty
- **Genentech Products (Avastin, Herceptin, Lucentis[1] and Xolair)**
  - Tiered royalties on product made or sold in US
  - Flat, 3% royalty on product made and sold outside US
  - Blended global royalty rate on Genentech Products in 2012 was 1.8%
  - Blended royalty rate on Genentech Products in 2012 made or sold in US was 1.4%

Genentech Product Made or Sold in U.S.	
Net Sales up to $1.5 Billion	*3.0%*
Net Sales Between $1.5 Billion and $2.5 Billion	*2.5%*
Net Sales Between $2.5 Billion and $4.0 Billion	*2.0%*
Net Sales Over $4.0 Billion	*1.0%*
Genentech Product Made and Sold Ex-U.S.	
Net Sales	*3.0%*

1. As part of a settlement with Novartis, which commercializes Lucentis outside US, PDL agreed to pay to Novartis certain amounts based on net sales of Lucentis made by Novartis during calendar year 2011 and beyond. The amounts to be paid are less than we receive in royalties on such sales and we do not currently expect such amount to materially impact our total annual revenues in 2012.

Ex-US Manufacturing & Sales

- **Roche is moving some manufacturing ex-US which may result in higher royalties to PDL due to the flat 3% royalty for Genentech Products made and sold ex-US**
  - Current production at Penzburg (Herceptin) and Basel (Avastin) plants
    - In June 2011, Roche completed 191 million SFr upgrade and expansion of Penzberg facility
  - Two new plants in Singapore (antibodies and antibody fragments/proteins)



80%
70%
60%
50%
40%
30%
20%
10%
0%
57%
27%
54%
20%
56%
29%
57%
40%
70%
35%
69%
41%
70%
37%
69%
35%
Q1-2012
Q2-2012
Q3-2012
Q4-2012
Q1-2012
Q2-2012
Q3-2012
Q4-2012
Avastin
Herceptin
Ex-US Sales
Ex-US Manufacturing & Sales
As reported to PDL by its licensee

PDL BioPharma


PDL
BioPharma

Royalty Products – Approved



Royalty Products - Avastin

- **Avastin**
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla

✓ On January 30, 2013, Roche reported that 2012 worldwide sales increased by 6% over 2011 sales on a constant exchange basis.
  - In EU, higher sales were driven by the launch in ovarian cancer, and increased market share in lung cancer and breast cancer.
  - In Japan, higher sales were driven by increased uptake in colorectal cancer, non-small cell lung cancer and metastatic breast cancer.

✓ On November 16, 2012, Genentech/Roche announced that the EU's CHMP adopted a positive opinion regarding the use of Avastin in second line metastatic colorectal cancer.
  - A similar application has been granted priority review by the FDA in US.
  - Avastin is already approved for first line treatment of metastatic colorectal cancer in US and EU.

✓ On November 19, 2012, Genentech/Roche reported additional details from Phase 3 trial in patients with newly diagnosed glioblastoma which showed that treatment with Avastin plus radiation and chemotherapy increased progression-free-survival by 36% compared to radiation and chemotherapy.
  - Avastin is already approved for second line treatment of glioblastoma in US and EU.

✓ On February 7, 2013, the National Institutes of Health announced that a trial in patients with recurrent and metastatic cervical cancer comparing Avastin plus two chemotherapies against two chemotherapies met its primary endpoint of improving median overall survival by 3.7 months.
  - Genentech/Roche said that they are analyzing the data to evaluate next steps.

Royalty Products - Herceptin

- Avastin
- **Herceptin**
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla

✓ On January 30, 2013, Roche reported that 2012 worldwide sales increased by 11% over 2011 sales on a constant exchange basis.
- Much of the growth was seen in US and emerging markets.
- Also contributing to the sales growth was increased HER2 testing and further uptake in HER2+ gastric cancer.

PDL BioPharma

Royalty Products - Lucentis

- Avastin
- Herceptin
- **Lucentis**
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla

- ✓ On January 30, 2013, Roche reported that 2012 US sales decreased by 8% over 2011 sales on a constant exchange basis.
  - Roche said that it expects further pressure on sales for the treatment of age-related macular degeneration in 2013 partially offset by increased sales for the treatment of diabetic macular edema and stable share for the treatment of retinal vein occlusion.
- ✓ On January 23, 2013, Novartis reported that 2012 ex-US sales increased by 22% over 2011 sales on a constant exchange basis.
  - Increased sales growth was driven by new launches for the treatment of diabetic macular edema and retinal vein occlusion.

PDL BioPharma

Royalty Products - Xolair

- Avastin
- Herceptin
- Lucentis
- **Xolair**
- Tysabri
- Actemra
- Perjeta
- Kadcyla

✓ On February 25, 2013, Genentech/Roche and Novartis reported that the two highest doses of subcutaneously administered Xolair plus antihistamine studied in a Phase 3 trial in patients with chronic idiopathic urticaria (CIU) significantly reduced mean weekly Itch Severity Score compared to placebo.

- Data from two other trials in this indication are expected this year.
- Genentech/Roche and Novartis expect to file for approval for CIU this year in US and EU, respectively.

PDL BioPharma

Royalty Products - Actemra

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- **Actemra**
- Perjeta
- Kadcyla

✓ On January 30, 2013, Roche reported that 2012 worldwide sales increased by 33% over 2011 sales on a constant exchange basis.

- On October 15, 2012, Genentech/Roche announced that the label had been expanded to include patients who had an inadequate response to one or more disease-modifying antirheumatic drugs (DMARDs).
- Subcutaneous formulation filed for approval in US and EU in December 2012.

Royalty Products - Perjeta

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- **Perjeta**
- Kadcyla

- ✓ On January 30, 2013, Roche reported that 4Q12 demand increased by 53% over 3Q12 demand.
  - Over 75% of relevant physicians are prescribing Perjeta.
- ✓ On March 5, 2013, Genentech/Roche announced that Perjeta was approved by the European Medicines Agency.

Royalty Products - Kadcyla

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- **Kadcyla**

✓ On February 22, 2013, Genentech/Roche announced that the FDA had approved the product for second line treatment of HER2+ metastatic breast cancer and first line treatment for those patients who relapse within six months following adjuvant therapy.
- A similar application has been accepted for review in EU.
- Kadcyla will be available in the US within two weeks.
- Pricing is $9,800 per month, significantly higher than many estimates in the financial community.

PDL BioPharma


PDL
BioPharma

Potential Royalty Products



Potential Royalty Products – Obinutuzumab

Ocrelizumab
Multiple Sclerosis

Obinutuzumab
Chronic Lymphocytic Leukemia

Solanezumab
Alzheimer's Disease

Daclizumab
Multiple Sclerosis

- ✓ On January 30, 2013, Genentech/Roche announced positive results from Stage 1 of a Phase 3 trial in patients with previously untreated chronic lymphocytic leukemia that showed treatment with obinutuzumab plus chemotherapy significantly reduced the risk of disease worsening or death compared to treatment with chemotherapy.
  - Stage1 also included a pre-planned progression-free-survival (PFS) futility analysis comparing obinutuzumab plus chemotherapy to Rituxan plus chemotherapy. The goal of the futility analysis was to evaluate the likelihood that the study would meet its pre-specified endpoint criteria during Stage 2 analysis - improved efficacy (PFS) in the direct comparison of obinutuzumab plus chemotherapy to Rituxan plus chemotherapy.
  - The independent Data and Safety Monitoring Board (DSMB) assessment concluded that Stage 2 of the study should continue until its final analysis.

Potential Royalty Products – Solanezumab

Ocrelizumab
Multiple Sclerosis

Obinutuzumab
Chronic Lymphocytic Leukemia

Solanezumab
Alzheimer's Disease

Daclizumab
Multiple Sclerosis

- ✓ On August 24, 2012, Lilly announced that both of its Phase 3 trials did not meet the primary endpoints of cognitive and functional benefit.
  - A pre-specified secondary subgroup analysis of the pooled data from both trials showed that solanezumab slowed the cognitive decline in patients with mild disease but not patients with moderate disease.
- ✓ On December 12, 2012, Lilly said that it will commence an additional Phase 3 trial in patients with mild Alzheimer's Disease by no later than 3Q2013.
- ✓ On January 18, 2013, the NIH's National Institute of Aging (NIA) announced that it and other federal agencies will fund a three year trial investigating the use of solanezumab in 1,000 patients with abnormal amyloid protein buildup but who are at the pre-symptomatic stage of Alzheimer's Disease.
  - NIA selected solanezumab after considering a number of anti-amyloid treatments.
- ✓ If solanezumab were to receive marketing authorization, PDL would receive a patent royalty of 3% in addition to a 12.5 year know-how royalty of 2% from date of first sale.


PDL
BioPharma

Financials



Fourth Quarter 2012 Overview

	Quarter Ended December 31		Year Ended December 31	
	(In thousands, except per share amounts)			
	2012	2011	2012	2011
Revenues	$ 86,046	72,808	$ 374,525	$ 362,041
G&A expenses	7,732	4,822	25,469	18,338
Operating income	78,314	67,986	349,056	343,703
Loss on retirement or conversion of convertible notes	-	-	-	(766)
Interest and other income, net	4,728	130	7,113	593
Interest expense	(5,950)	(8,161)	(29,036)	(36,102)
Income before income taxes	77,092	59,955	327,133	307,428
Income tax expense	27,684	21,013	115,464	108,039
Net income	$ 49,408	$ 38,942	$ 211,669	$ 199,389
Net income per share - Basic	$ 0.35	$ 0.28	$ 1.52	$ 1.43
Net income per share - Diluted	$ 0.34	$ 0.24	$ 1.45	$ 1.15

	December 31, 2012	December 31, 2011
Cash, cash equivalents and investments	148,689	227,946
Total assets	279,966	269,471
Convertible notes payable	309,952	316,615
Non-recourse notes payable	-	93,370
Total stockholders's deficit	(68,122)	(204,273)

PDL BioPharma



Debt



Current and Long-Term Liabilities

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Effective Date	Principal Balance Outstanding
May 2015 Notes 3.75%	151.6248	$6.60	March 1, 2013	$155,250,000
Series 2012 Notes 2.875%	173.200	$5.77	March 1, 2013	$179,000,000
February 2015 Notes 2.875%	173.200	$5.77	March 6, 2013	$1,000,000

- In May 2015 Notes, bond hedge effectively increases conversion price to $7.76
- In 2011 and 2012, we restructured two convertible notes to "net-share" settle and eliminated 44 million dilutive shares

PDL BioPharma


PDL
BioPharma

Legal Matters



Pending Dispute with Genentech and Roche

- **In August 2010, Genentech sent a fax on behalf of Roche and Novartis asserting its products do not infringe PDL's supplementary protection certificates (SPCs)**
  - Products include Avastin, Herceptin, Lucentis and Xolair
  - SPCs are patent extensions in Europe that are issued on a country-by-country and product-by-product basis

- **PDL Response**
  - Genentech's assertions are without merit
  - PDL disagrees with Genentech's assertions of non-infringement
  - Genentech had waived its rights to challenge our patents, including SPCs in its 2003 Settlement Agreement with PDL

- **2003 Settlement Agreement**
  - Resolved intellectual property disputes between the two companies at that time
  - Limits Genentech's ability to challenge infringement of PDL's patent rights, including SPCs, and waives Genentech's right to challenge or assist others in challenging the validity of our patent rights

PDL BioPharma

Nevada Lawsuit Against Genentech/Roche

- **PDL filed a lawsuit against Genentech and Roche in Nevada state court**
  - Lawsuit states that fax constitutes a breach of 2003 Settlement Agreement because Genentech assisted Roche in challenging PDL's patents and SPCs
  - Complaint seeks compensatory damages, including liquidated damages and other monetary remedies set forth in the 2003 Settlement Agreement, punitive damages and attorney's fees
- **In November 2010, Genentech and Roche filed two motions to dismiss**
  - They contend that 2003 Settlement Agreement applies only to PDL's U.S. patents
  - They asserted that the Nevada court lacks personal jurisdiction over Roche
- **On July 11, 2011, court denied Genentech and Roche's motion to dismiss four of PDL's five claims for relief and denied Roche's separate motion to dismiss for lack of personal jurisdiction**
  - The court dismissed one of PDL's claims that Genentech committed a bad-faith breach of the covenant of good faith and fair dealing
  - Subsequent to the ruling, Roche has waived its defense that the Nevada court lacks personal jurisdiction for the purposes of this lawsuit
- **The court ruling allows PDL to continue to pursue its claims that**
  - Genentech is obligated to pay royalties to PDL on international sales of the Genentech Products
  - Genentech, by challenging, at the behest of Roche and Novartis, whether PDL's SPCs cover the Genentech Products breached its contractual obligations to PDL under the 2003 settlement agreement
  - Genentech breached the implied covenant of good faith and fair dealing with respect to the 2003 settlement agreement
  - Roche intentionally and knowingly interfered with PDL's contractual relationship with Genentech in conscious disregard of PDL's rights
- **Parties are currently in discovery and trial is scheduled for October 2013**

PDL BioPharma


PDL
BioPharma

Optimizing Stockholder Return



Business Strategy

- **PDL is paid royalties by licensees of its Queen et al patents**
  - Last of Queen et al patents expire in December 2014
  - PDL will continue to be paid royalties thereafter on product made before patent expiration and sold after patent expiration
  - At some point thereafter, obligation of PDL's current licensees to pay royalties will cease
  - PDL shareholders have expressed interest in identifying additional revenue generating assets

- **Obtain new income generating assets**
  - Invest in new assets to be able to continue to pay dividends
  - Company continues as long as it can generate satisfactory return

- **If unable to acquire income generating assets on attractive terms**
  - Repay debt
  - Use all excess cash to pay dividends and/or buy shares to enhance shareholder return
  - Wind-up company in 2016 timeframe


PDL
BioPharma

Income Generating Assets



Overview

Partner	Products Generating Revenues	Transaction	Time Horizon
AxoGen	Avance AXOGUARD AXOGUARD	$20.8 million Revenue Rights Purchase	2020 – Can require Axogen to repurchase in 2016
MERUS LABS	Enablex (darifenacin) VANCOCIN	$35 million Senior Secured Credit Facility (plus $20 million letter of credit)	2015
Wellstat Diagnostics, LLC		$40 million Senior Secured Credit Facility	2015-2021

PDL BioPharma

Deals

- **AxoGen**
  - In early October, PDL provided $20.8 million to AxoGen in return for royalties on certain AxoGen products.
    - AxoGen is a regenerative medicine company dedicated to commercialization of surgical solutions for peripheral nerve repair.
- **Merus Labs International**
  - PDL completed its first transaction in July 2012. PDL entered into a credit agreement with Merus Labs International under which PDL made available up to $55 million to Merus secured by, among other things, its approved drug for overactive bladder.
- **Wellstat Diagnostics**
  - On November 2, 2012 PDL provided $40.0 million to Wellstat Diagnostics in return for interest and royalties on Wellstat's small point of care diagnostics product.
    - Wellstat was founded by Samuel J. Wohlstadter, the company's CEO who was also a founder of Amgen, IGEN International (also a diagnostics system company and was acquired by Roche for approximately $1.4 billion) and BioVeris Corporation (also a diagnostics system company and was acquired by Roche for approximately $600 million).
    - Wellstat is developing a small point of care diagnostic system that utilizes a disposable cartridge, requires no user interaction, relies on standard blood collection techniques and can achieve sensitivity comparable to, or better than, central testing laboratories.


PDL
BioPharma

Conclusion



Investment Highlights

- **Strong historic revenue growth from approved products**
- **Potential for additional indications from existing products and new product approvals**
- **Three new income generating deals in 2012 with potential for additional deals**
- **No R&D burn**
- **Liquidity – volume averages 2.2 million shares/day**
- **Return to stockholders**
  - In 2012, paid regular, quarterly dividends of $0.15/share on March 14, June 14 and September 14, and December 14
  - In 2013, will pay regular, quarterly dividends of $0.15/share on March 12, June 12 and September 12, and December 12

PDL BioPharma